                                                                   Exhibit 10.01


                              EMPLOYMENT AGREEMENT

      This Employment Agreement (the "Agreement") is made and entered into in Chelmsford, Massachusetts by and between Brooks Automation, Inc., a Delaware corporation (the "Company"), and Robert J. Therrien ("Executive"), as of September 30, 2001 (the "Effective Date").

                                    RECITALS

      1. The Company entered into an employment agreement with Executive dated October 1, 1994 that expires on September 30, 2001.

      2. The Company desires to continue to retain Executive as its President and Chief Executive Officer of the Company, to make secure for itself the experience, abilities and services of Executive and to prevent the loss of such experience, services and abilities.

      3. On October 23, 2001, the Company, Pontiac Acquisition Corp., a wholly-owned subsidiary of the Company and PRI Automation, Inc. ("PRI"), entered into an agreement and plan of merger (the "Merger Agreement"). Following the consummation of the merger, PRI will become a wholly-owned subsidiary of the Company (the "Merger").

      4. In consideration of the employment to be provided hereby and the amounts to be paid as provided herein, Executive desires to be employed by the Company and to agree with the Company as further provided herein.

      For and in consideration of the mutual promises, terms, provisions and conditions contained in this Agreement, the parties hereby agree as follows:

1. Duties. The Company shall employ Executive during the Employment Term as President and Chief Executive Officer of the Company. Executive shall have general management and control of the business, affairs and property of the Company and its direct and indirect subsidiaries and shall perform such duties of such offices as are provided for in the bylaws of the Company subject to the general supervision and direction of, and any policies and procedures established from time to time by, the Directors of the Company (the "Board"). Further, Executive shall, in consultation with the Board, identify and recommend to the Board a successor President and Chief Executive Officer prior to the expiration of the Employment Term. If at any time during the Employment Term, as defined herein, the Board appoints a new President and Chief Executive Officer, then upon Executive's request, the Board shall appoint the Executive as Chairman of the Board. As Chairman, Executive shall be an employee of the Company and have duties consistent with such position and as mutually agreed upon by the parties.

2. Term. Subject to Section 7 and the termination provisions contained therein, the term of the Executive's employment under this Agreement shall begin on the Effective Date and end on October 1, 2005 (the "Employment Term"). For all purposes of this Agreement, Executive shall be considered an employee of the Company whether Executive serves in the role of President and Chief Executive Officer or the role of Chairman. If Executive is appointed to the position of

Chairman, Executive may elect to reduce his time commitment to the Company to no fewer than 2 days a week, provided Executive accepts a prorated reduction in his Adjusted Base Salary. In such event, all other provisions of this Agreement shall continue to apply and Executive shall continue to be deemed an employee of the Company under this Agreement.

3. Other Activities. Subject to Section 6 and the Non-Competition provisions contained therein, Executive may serve on corporate, civic, or charitable boards or committees, fulfill speaking engagements or manage personal investments; provided that such activities do not interfere or conflict with the performance of his duties or obligations under this Agreement.

4. Performance. During the Employment Term, Executive shall use his business judgment, skill and knowledge for the advancement of the Company's interests and to the discharge of his duties and responsibilities hereunder. Executive shall perform and discharge, faithfully, diligently and to the best of his ability, his duties and responsibilities hereunder. Subject to Section 2 hereof, Executive shall devote substantially all of his working time and efforts to the business and affairs of the Company.

5.    Compensation and Benefits.

      5.1. Base Salary. As consideration for Executive's services performed during the Employment Term, the Company agrees to pay Executive a base salary of $500,000 per year (the "Base Salary") payable, in accordance with the payroll practices of the Company for its executives, and subject to federal and state tax withholding. The Base Salary shall be reviewed annually by the Compensation Committee of the Company Board of Directors (the "Committee") and increased as determined by the Committee (the Base Salary as adjusted from time to time shall be referred to as the "Adjusted Base Salary"). Subject to Section 2 hereof, in no event shall any adjustment reduce the Adjusted Base Salary below $500,000 per year. If the Merger is consummated, then Executive's Adjusted Base Salary shall be increased to $615,000 as of the effective date of the Merger. If the Merger is not consummated, then the Committee shall review the Adjusted Base Salary at that time.

      5.2. Bonus. Executive may receive bonuses (the "Annual Bonus") from the Company when, as and if determined from time to time by the Committee. The Committee shall review the Annual Bonus annually. Any such Annual Bonuses paid to Executive shall be in addition to the Adjusted Base Salary.

      5.3. Benefits. During the Employment Term, Executive shall be eligible for participation in and shall receive all benefits available under the Brooks Automation, Inc. 401(k) Plan, welfare benefit plans, practices, policies and programs (including medical, prescription, dental, disability, salary continuance, group life, accidental death and travel accident insurance plans and programs) normally available to other senior executives (except for any other retirement plans not specifically provided for in this Section 5.3) of the Company and the Supplemental Retirement Benefit described in Section 5.8 herein.

      5.4. Medical Insurance. The Executive and his spouse shall be entitled to continued medical, dental and vision insurance following the Termination Date (as such term is defined in

Section 7.4 herein) until the later of the Executive's or his spouse's death. The medical, dental and vision coverage shall be substantially equivalent to the group medical insurance provided to Executive during the Employment Term.

      5.5. Life Insurance. The Company shall, during the Employment Term, maintain insurance protection on the life of Executive as follows: (i) a policy with death benefits of not less than $2,000,000 payable to a beneficiary selected by Executive, (ii) a policy with death benefits of not less than $1,000,000 payable to the Company, (iii) two policies with combined death benefits of not less than $5,000,000 held in the Brooks Automation, Inc. Rabbi Trust (the "Rabbi Trust") dated January 1, 2000, subject to the terms and conditions therein, and (iv) two divided ownership life insurance policies with combined death benefits of not less than $1,241,572 payable in accordance with the terms and conditions set forth in the Collateral Assignment Divided Ownership Plan Agreements by and between the Executive and the Company dated July 20, 1995. Executive shall be entitled upon the later of the expiration of the Employment Term, or any subsequent employment agreement with the Company, to assume ownership of the policies described in subsections (i) and (iv) of this Section; provided that the transfer of the policies described in (iv) shall be in accordance with the terms and conditions of the Collateral Assignment Divided Ownership Plan Agreements.

      5.6. Automobile. During the Employment Term, the Company shall continue to provide Executive with an automobile of the type currently provided to him for his use in connection with his employment hereunder, and shall pay all expenses related thereto.

      5.7. Business Expenses. Executive shall be entitled to receive prompt reimbursement during the Employment Term for all reasonable employment-related expenses incurred or paid by him in the performance of his services, subject to reasonable substantiation and documentation.

      5.8. Supplemental Retirement Benefit. Subject to Section 8, Executive shall be entitled to the following Supplemental Retirement Compensation (the "Supplemental Retirement Benefit") equal to the product of (i) the Final Adjusted Base Salary as defined herein, (ii) times one and one-half, and (iii) times the number of years of service by Executive to the Company, with appropriate adjustment for his last year of service if it is less than a full year ("Year of Service"). The Final Adjusted Base Salary shall equal either: (x) if the PRI Merger is not consummated, the greater of (i) the Adjusted Base Salary in effect immediately prior to the Termination Date, or (ii) $500,000; or
(y) if the Merger with PRI is consummated, then the Final Adjusted Base Salary shall be the greater of (i) Adjusted Base Salary in effect immediately prior to the Termination Date, or (ii) $615,000. For purposes of calculating the total Supplemental Retirement Benefit, the Final Adjusted Base Salary shall be appropriately adjusted only if at any time after the Effective Date through October 1, 2003 the Executive reduces his work schedule, in which case the Final Adjusted Base Salary shall be reduced to reflect the pro-rata reduction in Base Salary as described in Section 2 herein. For purposes of calculating the total Supplemental Retirement Benefit, there shall be no reduction of Final Adjusted Base Salary for any periods after October 1, 2003 regardless of whether the Executive reduces his work schedule as provided for in Section 2 herein. There shall be no reduction to Final Adjusted Base Salary for any periods prior to the Effective Date.

            5.8.1. Merger/Funding. If the Merger with PRI is consummated, then
(A) the Company shall make a contribution to the Rabbi Trust, no later than the end of the fiscal quarter following the Merger effective date, of an amount equal to the then difference between (x) the total amount of assets held in the Rabbi Trust and (y) Executive's accrued Supplemental Retirement Benefit; and (B) the Company shall contribute, on a quarterly basis beginning with the quarter following the Merger effective date, an amount to the Rabbi Trust sufficient to provide that the then total amount of assets held in the Rabbi Trust are equal to the value of Executive's then accrued Supplemental Retirement Benefit.

            5.8.2. Payment. The Supplemental Retirement Benefit shall be payable in an amount equal to 1/12 of his Final Adjusted Base Salary, for a period of months equal to the product of (x) one and one half (y) times that number of months in the Years of Service. The first payment shall be paid to the Executive on the first day of the month next beginning after the Termination Date, except that if the Termination Date falls on or after the twentieth day of a month, such payment shall be paid on the first day of the second month next beginning.

            5.8.3. Merger/Payment. If the Merger is consummated, then the Supplemental Retirement Benefit shall be paid in a lump sum amount on the first day of the month next beginning after the Termination Date, if the Merger is not consummated, (i) the Committee shall review the Supplemental Retirement Benefit payment provisions at that time, and (ii) in the event Executive dies or becomes permanently disabled, Executive, or his heirs or attorney in fact if Executive is deceased or incapable, physically or mentally, of so acting, may elect to receive the entire Supplemental Retirement Benefit, or the remaining unpaid balance thereof, over a period of not less than four (4) years upon written notice to the Board.

6.    Proprietary Rights and Non Competition.

       6.1. Confidentiality. Executive will maintain in confidence and will not disclose or use, either during or after the Employment Term, any proprietary or confidential information or know-how belonging to the Company ("Proprietary Information"), whether or not in written form, except to the extent required to perform duties on behalf of the Company. For purposes of this Agreement, "Proprietary Information" shall mean any information, not generally known in the relevant trade or industry, which was obtained from the Company, or which was learned, discovered, developed, conceived, originated or prepared by Executive in connection with this Agreement. Such Proprietary Information includes, without limitation, software, technical and business information relating to the Company's inventions or products, research and development, production processes, manufacturing and engineering processes, machines and equipment, finances, customers, marketing and production and future business plans, information belonging to customers or suppliers of the Company disclosed incidental to Executive's performance under this Agreement, and any other information which is identified as confidential by the Company, but only so long as the same is not generally known in the relevant trade or industry.

      6.2. Inventions. For purposes of this Agreement, "Inventions" shall mean any new or useful art, discovery, contribution, finding or improvement, whether or not patentable, and all related know-how. Inventions shall include, without limitation, all designs, discoveries, formulae, processes, manufacturing techniques, semiconductor designs, computer software, inventions, improvements and ideas.

      6.3. Disclosure and Assignment of Inventions. Executive will promptly disclose and describe to the Company all Inventions which he may solely or jointly conceive, develop or reduce to practice during the Employment Term (i) which relate at the time of conception, development, or reduction to practice of the Invention to the Company's business or actual or demonstrably anticipated research or development, (ii) which were developed, in whole or in part, on the Company's time or with the use of any of the Company's equipment, supplies, facilities or trade secret information, or (iii) which resulted from any work performed by Executive for the Company (the "Company Inventions"). Executive hereby assigns all of his right, title and interest worldwide in the Company Inventions and in all intellectual property rights based upon the Company Inventions; provided, however, that Executive does not assign or agree to assign any Inventions, whether or not relating in any way to the Company business or demonstrably anticipated research and development, which were made by him prior to the date of this Agreement, or which were developed by him independently during the term of this Agreement and not under the conditions stated in subparagraph (ii) above.

      6.4. Documents and Materials. Upon termination of this Agreement or at any other time upon the Company's request, Executive will promptly deliver to the Company, without retaining any copies, all documents and other materials furnished to him by the Company, prepared by him for the Company or otherwise relating to the Company's business, including, without limitation, all written and tangible material in his possession incorporating any Proprietary Information.

      6.5. Competitive Employment. During the Employment Term and for a period of two (2) years thereafter (collectively, the "Non-Competition Period"), Executive will not engage, directly or indirectly, in any employment, consulting, or other activity in any business competitive with the Company and its subsidiaries, subject to the following exceptions: (i) that nothing in this
Section 6.5 shall preclude Executive from serving as a director of any other corporation, and (ii) nothing in this Section 6.5, subject to Section 6.9 herein, shall preclude Executive from making passive investments in securities of any unrelated business enterprise or, if the proposed investment is in a related business enterprise, then after disclosure to and approval by the Board.

      6.6. Nonsolicitation. In addition to and without limiting the foregoing, during the term of the Non-Competition Period, Executive shall not attempt to or assist any other person in attempting to do any of the following: (i) hire any director, officer, Executive, or agent of the Company or any subsidiary or affiliate, or encourage any such person to terminate such relationship with the Company or any subsidiary or affiliate, as the case may be; (ii) encourage any customer, client, supplier or other business relationship of the Company or any subsidiary or affiliate to terminate or alter such relationship, whether contractual or otherwise, to the disadvantage of the Company or any subsidiary or affiliate; as the case may be; (iii) encourage any prospective customer or supplier not to enter into a business relationship with the Company or any subsidiary or affiliate; (iv) impair or attempt to impair any relationship, contractual or otherwise, written or oral, between the Company or any subsidiary or affiliate and any customer, supplier or other business relationship of the Company or any subsidiary or affiliate or; (v) sell or offer to sell or assist in or in connection with the sale to any customer or prospective customer of the Company or any subsidiary or affiliate any products of the type sold or rendered by the Company or any subsidiary or affiliate, for which products Executive had material dealings in the performance of Executive's duties within the period two years before Executive's termination.

      6.7.  Acts to Secure Proprietary Rights.

            6.7.1. Further Acts. Executive agrees to perform, during and after the Employment Term, all acts deemed necessary or desirable by the Company to permit and assist it, at its expense, in perfecting and enforcing the full benefits, enjoyment, rights and title throughout the world in the Company Inventions. Such acts may include, without limitation, execution of documents and assistance or cooperation in the registration and enforcement of applicable patents and copyrights or other legal proceedings.

            6.7.2. Appointment of Attorney-in-Fact. In the event that the Company is unable, for any reason whatsoever, to secure Executive's signature to any lawful and necessary documents required to apply for or execute any patent, copyright or other applications with respect to any the Company Inventions (including improvements, renewals, extensions, continuations, divisions or continuations in part thereof), Executive hereby irrevocably appoints the Company and its duly authorized officers and agents as his agents and attorneys-in-fact to execute and file any such application and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights or other rights thereon with the same legal force and effect as if executed by him, intending hereby to create a so-called "durable power" which will survive any subsequent disability.

      6.8. No Conflicting Obligations. Executive's performance of his duties and obligations under this Agreement does not breach and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by him.

      6.9. Corporate Opportunities. Executive agrees that he will first present to the Board, for its acceptances or rejection on behalf of the Company, any opportunity to create or invest in any company which is or will be involved in providing or furnishing semiconductor or flat panel display substrate handling equipment, systems, components, products, software and services which comes to his attention and in which he, or any affiliate, might desire to participate. If the Board rejects the same or fails to act thereon in a reasonable time, Executive shall be free to invest in, participate or present such opportunity to any other person or entity.

7.    Termination Events.

      7.1. Termination by the Company. At the election of the Company, this Agreement shall terminate and any and all rights and obligations of the Company and Executive hereunder shall cease and be completely void except as specifically set forth in this Agreement, upon the earliest to occur of the following: (i) the death or "long-term disability" of Executive; or (ii) the termination of Executive by the Company with "cause" under this Agreement and delivery of written notice in accordance with Section 13.

            7.1.1. Long-Term Disability. For purposes of this Agreement, "long-term disability" shall mean the disability of Executive which prevents Executive from devoting to the business of the Company his full-time subject to
Section 2 herein, best efforts, skill and attention, and such condition continues for a period of two hundred seventy (270) consecutive days.

            7.1.2. Cause. For purposes hereof, "cause" shall include, without limitation, the occurrence of any of the following events during the Employment Term of this Agreement:

                        (i) habitual neglect of material duties assigned to Executive hereunder, which is not remedied within thirty
                        (30) days of receipt of written notice thereof from the Company;

                        (ii) fraud or embezzlement committed by Executive against the Company; and

                        (iii) conviction of a crime classified as a felony under any Federal, state or local law with all appeals relating thereto having been unsuccessfully exhausted and all appeal periods being lapsed.

      7.2. Termination Without Cause. This Agreement shall terminate and any and all rights and obligations of the Company and Executive hereunder shall cease and be completely void except as specifically set forth in this Agreement, upon delivery of written notice by the Company to the Executive in accordance with
Section 13.

      7.3. Termination by Executive for Good Reason. This Agreement shall terminate and any and all rights and obligations of the Company or Executive hereunder shall cease and be completely void except as specifically set forth in this Agreement, upon the Executive's resignation for "good reason"; provided that Executive shall provide the Company with written notice of the occurrence of such action he believes constitutes Good Reason and the Company has failed to remedy such action within thirty (30) days of its receipt of such notice

            7.3.1. Good Reason. "Good Reason" shall mean the Company has taken action that serves to adversely change Executive's status by a reduction in title or a reduction in duties without Executive's consent.

      7.4. Termination by Executive following a Change of Control. This Agreement shall terminate and any and all rights and obligations of the Company or Executive hereunder shall cease and be complete void except as specifically set forth in the Agreement upon the Executive's resignation or termination following a "change of control."

            7.4.1. Change of Control. For purposes hereof a "change of control" of the Company shall be deemed to have occurred if:

                         (i) any "person" or group of affiliated "persons" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act), becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
                         Act), directly or indirectly, of securities representing more than 20% of the total voting power represented by the Company's then outstanding voting securities (except in connection with a merger, which the Board approves and that the Executive consents to and approves or a merger in respect of which, pursuant to Section 251(f) of the Delaware General Corporation law, as now in effect and as the same may be amended from time to time, no vote of the stockholders of Company is required);

                         (ii) the Board approves, and the stockholders of the Company approve, if necessary, a plan of complete liquidation of the Company, or the Company sells or otherwise disposes of substantially all of its assets to any "person" or group of affiliated "persons" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act); or

                         (iii)individuals who, as of the date hereof, constitute the Company Board (the "Incumbent Company Board") cease for any reason to constitute at least a majority of the Company Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by Company's stockholders, was approved by a vote of at least a majority of the directors comprising the Incumbent Company Board shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Company Board.

      7.5. Termination Date. The term "Termination Date" shall mean the earlier of (i) the expiration of the Employment Term or (ii) if the date Executive's services are terminated (A) by his death, then the date of his death, or (B) by his Long-Term Disability, then the date of the occurrence of his Long-Term Disability, or (C) for any other reason, then the date on which such termination is to be effective pursuant to the notice of termination to be given by the party terminating the employment relationship.

8.    Effect of Termination.

      8.1. Termination for Death or Disability. It is expressly acknowledged and agreed that if Executive's employment shall be terminated due to Executive's death or Long-Term Disability, all of the obligations under Sections 1 through 5 of the Company and Executive shall cease except that the Company shall pay, or provide the following benefits, to Executive or his estate, as the case may be, without further recourse or liability to the Company:

            (i) an amount equal to the sum of Executive's earned but unpaid Adjusted Base Salary and prorata Annual Bonus, which shall be the greater of (i) his prior year's Annual Bonus, or (ii) the average of his most recent three year Annual Bonuses;

            (ii) an amount equal to the value of Executive's accrued vacation pay;

            (iii) his Supplemental Retirement Benefit in accordance with
                  Section 5.8;

            (iv) in the event of Long Term Disability, continued life insurance coverage in accordance with Section 5.5 until October 1, 2005; and

            (v) continued medical, dental and vision insurance in accordance with Section 5.4.

      8.2. Termination for Cause. It is expressly acknowledged and agreed that if Executive is terminated by the Company for Cause, all of the obligations under Sections 1 through 5 of the Company and Executive shall cease except that the Company shall pay immediately after the Termination Date the following amounts to the Executive without further recourse or liability to the Company:

            (i) an amount equal to the sum of Executive's earned but unpaid Adjusted Base Salary; and

            (ii) an amount equal to the value of Executive's accrued vacation days.

      8.3. Termination Without Cause. It is expressly acknowledged and agreed that if Executive's employment shall be terminated by Company for any reason, except as set forth in Section 7.1, at any time prior to the expiration of the Employment Term, all of the obligations under Sections 1 through 5 of the Company and Executive shall cease except that the Company shall pay, or provide the following benefits, to Executive without further recourse or liability to the Company:

            (i) an amount equal to the sum of the Executive's earned but unpaid Adjusted Base Salary and prorata Annual Bonus, which shall be the greater of (i) his prior year's Annual Bonus, or
                  (ii) the average of his most recent three year's Annual
                  Bonuses;

            (ii) his then current Annual Base Salary and Annual Bonus, which in no case shall be less than the average of his most recent three year's Annual Bonuses determined in accordance with
                  Section 2 for the remaining balance of the Employment Term;

            (iii) an amount equal to the value of Executive's accrued
                  vacation pay;

            (iv)  his Supplemental Retirement Benefit in accordance with
                  Section 5.8;

            (v)   continued life insurance coverage in accordance with
                  Section 5.5 until October 1, 2005;

            (vi) continued medical, dental and vision insurance in accordance with Section 5.4; and

            (vii) immediately vest all options to purchase Company stock and, notwithstanding the terms of any option agreement or option plan to the contrary, the exercise period for all options, except those options granted prior to September 30, 2001 the extension of which would result in a charge to earnings or other adverse accounting consequence determined in the reasonable discretion of the Committee, shall expire upon the earlier of (x) the last day of the 24th month following the Termination Date, or (y) the expiration of the option term.

      8.4. Termination by Executive For Good Reason. It is expressly acknowledged and agreed that if Executive's employment shall be terminated because the Executive resigns for Good Reason, all of the obligations under Sections 1 through 5 of the Company and Executive shall cease except if the Company shall pay, or provide the following benefits, to Executive without further recourse or liability to the Company:

            (i) an amount equal to the sum of the Executive's earned but unpaid Adjusted Base Salary and prorata Annual Bonus, which shall be the greater of (i) his prior year's Annual Bonus, or
                  (ii) the average of his most recent three year's Annual
                  Bonuses;

            (ii) his then current Annual Base Salary and Annual Bonus, which in no case shall be less than the average of his most recent three year's Annual Bonuses determined in accordance with
                  Section 2 for the remaining balance of the Employment Term;

            (iii) an amount equal to the value of Executive's accrued
                  vacation pay;

            (iv)  his Supplemental Retirement Benefit in accordance with
                  Section 5.8;

            (v)   continued life insurance coverage in accordance with
                  Section 5.5 until October 1, 2005;

            (vi) continued medical, dental and vision insurance in accordance with Section 5.4; and

            (vii) immediately vest all options to purchase Company stock and, notwithstanding the terms of any option agreement or option plan to the contrary, the exercise period for all options, except those options granted prior to September 30, 2001 the extension of which would result in a charge to earnings or other adverse accounting consequence determined in the reasonable discretion of the Committee, shall expire upon the earlier of (x) the last day of the 24th month following the Termination Date, or (y) the expiration of the option term.

      8.5. Termination by Executive following a Change of Control. It is expressly acknowledged and agreed that if Executive's employment shall be terminated because the Executive resigns following a Change of Control, all of the obligations under Sections 1 through

5 of the Company and Executive shall cease except that the Company shall pay, or provide the following benefits, to Executive without further recourse or liability to the Company:

            (i) a lump sum severance payment (the "Severance Payment") equal to three (3) times Executive's Adjusted Base Salary and Annual Bonus, which shall be the greater of (i) his prior year's Annual Bonus, or (ii) the average of his most recent three year's Annual Bonuses;

            (ii) an amount equal to the sum of the Executive's earned but unpaid Adjusted Base Salary and prorata Annual Bonus, which shall be the greater of (i) his prior year's Annual Bonus, or
                  (ii) the average of his most recent three year's Annual
                  Bonuses;

            (iii) an amount equal to the value of Executive's accrued
                  vacation pay;

            (iv)  his Supplemental Retirement Benefit in accordance with
                  Section 5.8;

            (v)   continued life insurance coverage in accordance with
                  Section 5.5 until October 1, 2005;

            (vi) continued medical, dental and vision insurance in accordance with Section 5.4; and

            (vii) immediately vest all options to purchase Company stock and, notwithstanding the terms of any option agreement or option plan to the contrary, the exercise period for all options, except those options granted prior to September 30, 2001 the extension of which would result in a charge to earnings or other adverse accounting consequence determined in the reasonable discretion of the Committee, shall expire upon the earlier of (x) the last day of the 24th month following the Termination Date, or (y) the expiration of the option term.

      8.6. Termination by Executive Without Good Reason. It is expressly acknowledged and agreed that if Executive resigns without Good Reason, except as set forth in Section 7.4, prior to the expiration of the Employment Term, all of the obligations under Sections 1 through 5 of the Company and Executive shall cease except that the Company shall pay, or provide the following benefits, to Executive without further recourse or liability to the Company:

            (i) an amount equal to the sum of the Executive's earned but unpaid Adjusted Base Salary and prorata Annual Bonus, which shall be the greater of (i) his prior year's Annual Bonus, or
                  (ii) the average of his most recent three year's Annual
                  Bonuses;

            (ii) an amount equal to the value of Executive's accrued vacation pay;

            (iii) his Supplemental Retirement Benefit in accordance with
                  Section 5.8;

            (iv)  continued life insurance coverage in accordance with
                  Section 5.5 until October 1, 2005; and

            (v) continued medical, dental and vision insurance in accordance with Section 5.4.

      8.7. 280G Protection. If any amounts payable under, or benefits resulting from, this Agreement are subject to the excise tax imposed under Code Section 4999 on "excess parachute payments", the Company will in good faith compute the excise tax imposed under Code Section 4999 (the "Excise Tax") and shall pay that amount to the Executive, including any federal, state, local and excise taxes imposed on the foregoing payment under this Agreement. The effect of such calculation will be to provide the Executive with a payment under this Agreement that is economically equivalent to the payment he would have received but for the imposition of the excise tax. The calculations under this Section 8.7 will be made in a manner consistent with the requirements of Code Section 280G and 4999, as in effect at the time the calculations are made.

                        (a)   The Gross-up Payment or portion thereof
provided for above shall be paid no later than the thirtieth (30th) day following the Termination Date; provided, however, that if the amount of such Gross-up Payment or portion thereof cannot be finally determined on or before such day, the Company shall pay to the Executive on such day an estimate, as determined in good faith by an Independent Accountant (the "Accountant"), of the minimum amount of such payments and shall pay the remainder of such payments (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code), subject to further payments pursuant to subsection (c) hereof, as soon as the amount thereof can reasonably be determined, but in no event later than the ninetieth day after the occurrence of the event subjecting the Executive to the Excise Tax. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to the Executive, payable on the fifth day after demand by the Company (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code).

                        (b) In the event of any controversy with the Internal Revenue Service (or other taxing authority) with regard to the Excise Tax, the Executive shall permit the Company to control issues related to the Excise Tax (at its expense), provided that such issues do not potentially materially adversely affect the Executive, but the Executive shall control any other issues. In the event the issues are interrelated, the Executive and the Company shall in good faith cooperate so as not to jeopardize resolution of either issue, but if the parties cannot agree an arbitrator, selected in accordance with the procedure set forth in Section 14, shall make the final determination with regard to the issues. In the event of any conference with any taxing authority as the Excise Tax or associated income taxes, the Executive shall permit the representative of the Company to accompany the Executive, and the Executive and the Executive's representative shall cooperate with the Company and its representative.

                        (c) The Company shall be responsible for all charges of the Accountant.

                        (d) The Company and the Executive shall promptly deliver to each other copies of any written communications, and summaries of any verbal communications, with any taxing authority regarding the Excise Tax covered by this section.

      8.8. Fringe Benefits. To the extent any perquisite or fringe benefit that Company is obligated to continue hereunder after the termination of Executive's employment cannot be so continued due to legal impediment then, in such event, Company shall, in lieu thereof, pay in cash to Executive the equivalent cost to Company of such perquisite or fringe benefit, with any such payments to be made at the time the payment of such perquisite or fringe benefit would normally be paid.

9. Assignment. Neither the Company nor Executive may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other party; provided, however, that the Company may assign its rights and obligations under this Agreement without the consent of Executive if the Company shall hereafter effect a reorganization, consolidate with, or merge into any other entity or transfer all or substantially all of its properties or assets to any other person or entity. This Agreement shall be binding upon and inure to the benefit of the Company, Executive and their respective successors, executors, administrators, heirs and permitted assigns.

10.   Indemnification.

                        (a)   To the maximum extent permitted under
Massachusetts law as from time to time in effect, the Company hereby agrees to indemnify Executive and hold him harmless from, against and in respect of any and all damages, deficiencies, actions, suits, proceedings, demands, assessments, excise taxes, judgments, claims, losses, costs, expenses, obligations and liabilities arising from or related to the performance of Executive's duties and responsibilities under this Agreement.

                        (b) The Company agrees to continue and maintain a directors' and officers' liability insurance policy covering Executive during this employment and for six (6) years following the Termination Date. The amount of coverage shall be reasonable in relation to Executive's position and responsibilities during the Employment Term but in no event shall the amount of coverage be less than $50,000,000 in the aggregate, provided that such coverage is available at reasonable cost.

11. Waiver. The waiver by any party hereto of a breach of any provision of this Agreement by any other party will not operate or be construed as a waiver of any other or subsequent breach by such other party.

12. Severability. The parties agree that each provision contained in this Agreement shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses herein. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity or subject, such provisions shall be construed by the appropriate judicial body by limiting and reducing it or them, so as to be enforceable to the extent compatible with the applicable law.

13. Notices. Any notice or other communication in connection with this Agreement shall be deemed to be delivered if in writing, addressed as provided below and actually delivered at said address:

      If to Executive, to him at the following address:

            Robert J. Therrien
            300 Boylston Street, #702
            Boston, MA  02116

      If to the Company, to it at the following address:

            Brooks Automation, Inc.
            15 Elizabeth Drive
            Chelmsford, MA  01824
            Attn: Senior Vice President Finance and Administration/Chief Financial Officer

      or to such other person or address as to which either party may notify the other in accordance with this Section 13.

14. Arbitration. In the event of a dispute between the parties as to the meaning or interpretation of this Agreement, or the performance of either party hereunder, either party may submit the matter for arbitration in Boston, Massachusetts, to the American Arbitration Association, which is expressly permitted and required hereby, to include the reasonable costs of arbitration, including attorney fees, of the prevailing party, in its decision. If the nonprevailing party should then fail to comply with such decision, the reasonable costs of enforcement, including attorneys fees, shall be paid to the prevailing party. Such costs shall specifically include any judicial proceeding to confirm such decision.

15. Applicable Law. This Agreement shall be interpreted and construed in accordance with the laws of the Commonwealth of Massachusetts.

16. Remedies. Executive acknowledges that a breach of any of the promises or agreements contained herein could result in irreparable and continuing damage to the Company for which there may be no adequate remedy at law, and the Company shall be entitled to seek injunctive relief and/or a decree for specific performance, and such other relief as may be proper (including monetary damages if appropriate).

17. Survival. Notwithstanding any provisions of this Agreement to the contrary, the obligations of Executive and the Company pursuant to Sections 6 through 18 hereof shall each survive termination of this Agreement.

18. Effect of Headings. Any title of a section heading contained herein is for convenience of reference only, and shall not affect the meaning of construction or any of the provisions hereof.

      IN WITNESS WHEREOF, the parties hereto have hereunto set their hands, as of the date first above written.

                                    /s/ Robert J. Therrien
                                    ------------------------------------
                                    Robert J. Therrien


                                    BROOKS AUTOMATION, INC.


                                    By: /s/ /Ellen B. Richstone
                                        --------------------------------
                                        Ellen B. Richstone
                                        Senior Vice President Finance and
                                        Administration/Chief Financial Officer